EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Fourth Quarter Results
•Net income of $60.0 million, $1.58 per diluted common share
•Net interest margin of 4.66%, quarterly increase of 56 basis points
•Total loans of $9.7 billion, quarterly increase of $382 million, or 16% annualized
•Return on Average Assets (“ROAA”) of 1.83%
•Return on Average Tangible Common Equity (“ROATCE”)1 of 22.62%
•Tangible common equity to tangible assets1 of 8.43%
•Tangible book value per share1 of $28.67, quarterly increase of 7.7%
•Increased quarterly dividend $0.01 to $0.25 per common share for the first quarter 2023

2022 Results
•Net income of $203.0 million, or $5.31 per diluted common share
•ROAA of 1.52%
•ROATCE1 of 19.10%
•Repurchased 700,473 shares and increased annual dividend 20%

St. Louis, Mo. January 23, 2023 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), commented, “We finished 2022 with strong financial results in the fourth quarter and the full year. Our performance is a result of our commitment to building partnerships with our clients, the execution of our strategic initiatives and our diversified business platform. We reported earnings per share (“EPS”) of $1.58 for the fourth quarter and $5.31 for 2022, both of which are records for the Company. We also achieved loan growth of 16% and 8% for the fourth quarter, annualized, and full year, respectively. Our record earnings in the fourth quarter resulted in a 1.83% return on average assets and a 22.62% return on average tangible common equity.1 For the full year, we had a 1.52% return on average assets and a 19.10% return on average tangible common equity.1 As we look to 2023, we are excited for the opportunity to continue the strong momentum we built during 2022.”
1 Return on average tangible common equity, tangible common equity to tangible assets, and tangible book value per share are non-GAAP measures. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Full-Year Highlights

Please note comparisons to the prior year are impacted by the acquisition of First Choice Bancorp (“First Choice” or “FCBP”) in the third quarter of 2021.

For 2022, net income was $203.0 million, or $5.31 per diluted share, compared to $133.1 million, or $3.86 per diluted share, in 2021. Pre-provision net revenue (“PPNR”)2 for 2022 was $258.8 million, compared to $207.5 million in 2021. Organic earning-asset growth and expansion of net interest margin due to the increase in market interest rates were the primary contributors to the PPNR increase in 2022. Additionally, 2022 included the first full year of operations from the FCBP acquisition.

The Company’s asset sensitive balance sheet benefited from the increase in market interest rates during 2022. Net interest margin (“NIM”) expanded to 3.89% in 2022, from 3.41% in 2021. The increase in NIM and average interest-earning asset growth of $1.7 billion resulted in total net interest income of $473.9 million in 2022, a 32% increase from $360.2 million in 2021.

Noninterest income was $59.2 million, a decrease of 13% from $67.7 million in 2021. While the increase in interest rates benefited net interest income, higher interest rates resulted in lower mortgage banking and tax credit income. The Company also became subject to the Durbin Amendment limitation on interchange income in 2022, which reduced card services revenue. Total noninterest expense was $274.2 million in 2022, a 12% increase from $245.9 million in 2021. However, the core efficiency ratio3 remained stable at 49.8% in 2022, compared to 49.5% in 2021.

Credit quality remained favorable, with nonperforming assets declining to 0.08% of total assets, from 0.23% at the end of 2021. Net charge-offs were 0.04% of average loans in 2022, compared to 0.14% in 2021. The improvements in credit quality resulted in the allowance for credit losses declining to 1.41% of total loans at the end of 2022, from 1.61% at the end of 2021. Excluding guaranteed portions of loans, which includes Paycheck Protection Program (“PPP”) loans, the allowance to loans ratio was 1.56% and 1.84% at the end of 2022 and 2021, respectively. The allowance for credit losses to nonperforming loans increased year-over-year as nonperforming loans declined $18.0 million, or 64%, from the prior year. A provision benefit of $0.6 million was recorded in 2022, compared to a provision expense of $13.4 million in 2021.

The Company maintained a strong liquidity position in 2022, with total deposits of $10.8 billion, a loan-to-deposit ratio of 89.9% and cash and investment securities of $2.6 billion. This compares to total deposits of $11.3 billion, a loan-to-deposit ratio of 79.5% and cash and investment securities of $3.9 billion in 2021. Total deposits include a significant non-interest bearing deposit portfolio that comprises 42.9% of total deposits at December 31, 2022.

Total shareholders’ equity was $1.5 billion at the end of both 2022 and 2021. Net income of $203.0 million was partially offset by a decline in the fair value of available for sale investment securities of $149.8 million from the increase in market interest rates. In addition, the Company returned $66.5 million to common shareholders through dividends of $33.6 million, or $0.90 per share, and share repurchases of $32.9 million in 2022.

2 PPNR is a non-GAAP measure. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.
3 Core efficiency ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.
Fourth Quarter Highlights

•Earnings - Net income in the fourth quarter 2022 was $60.0 million, an increase of $9.8 million compared to the linked quarter and an increase of $9.2 million from the prior year quarter. EPS was $1.58 per diluted common share for the fourth quarter 2022, compared to $1.32 and $1.33 per diluted common share for the linked and prior year quarters, respectively.

•PPNR - PPNR2 of $78.6 million in the fourth quarter 2022 increased $13.7 million and $15.2 million from the linked and prior year quarters, respectively. The increase from both the linked and prior year quarters was primarily due to an increase in operating revenue, partially offset by an increase in noninterest expense.

•Net interest income and NIM - Net interest income of $138.8 million for the fourth quarter 2022 increased $14.5 million and $36.8 million from the linked and prior year quarters, respectively. NIM was 4.66% for the fourth quarter 2022, compared to 4.10% and 3.32% for the linked and prior year quarters, respectively. Net interest income and NIM benefited from higher average loan and investment balances and expanding yields on earning assets, partially offset by higher deposit costs and a decline in average interest-earning cash.
•Noninterest income - Noninterest income of $16.9 million for the fourth quarter 2022 increased $7.4 million from the linked quarter and declined $5.8 million from the prior year quarter. The increase from the linked quarter was primarily due to an increase in tax credit income and fees earned on community development investments. Tax credit income in the linked quarter was lower due to the impact from the increase in certain market interest rates on tax credit projects carried at fair value. The decrease in noninterest income from the prior year quarter was primarily due to lower fees from community development investments, tax credit income and card services revenue.
•Loans - Total loans increased $382.2 million from the linked quarter to $9.7 billion as of December 31, 2022. Loans grew 16.5%, on an annualized basis, from the linked quarter and 11.3% for the year when excluding PPP loan balances. Average loans totaled $9.4 billion for the fourth quarter 2022, compared to $9.2 billion and $9.0 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to loans was 1.41% at December 31, 2022, compared to 1.50% at September 30, 2022 and 1.61% at December 31, 2021. Nonperforming assets to total assets was 0.08% at December 31, 2022, compared to 0.14% and 0.23% at September 30, 2022 and December 31, 2021, respectively. A provision for credit losses of $2.1 million and $0.7 million was recorded in the fourth quarter 2022 and the linked quarter, respectively. A provision benefit of $3.7 million was recorded in the prior year quarter.

•Deposits - Total deposits decreased $228.4 million from $11.1 billion as of the linked quarter to $10.8 billion as of December 31, 2022. The Company has actively managed its deposit rates to remain competitive and to support deposit retention. This has been accomplished while maintaining a relatively low increase in deposit yields compared to the overall increase in market interest rates. The decline in deposits from the linked quarter and the end of the prior year was due primarily to the managed run-off of certain interest-rate sensitive, large balance accounts and reflects a shift in our deposit mix aligned with our disciplined focus on relationship-based, lower-cost deposits. These customers were single service customers and were not part of broader banking relationships. Additionally, certain large deposit outflows experienced in the year were related to customer business transactions. Average deposits totaled $11.0 billion for the fourth quarter 2022, compared to $11.2 billion for both the linked and prior year quarters. At December 31, 2022, noninterest-bearing deposit accounts represented 42.9% of total deposits, and the loan to deposit ratio was 89.9%.

•Capital - Total shareholders’ equity was $1.5 billion and the tangible common equity to tangible assets ratio1 was 8.4% at December 31, 2022, compared to 7.9% at September 30, 2022. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.1% and a total risk-based capital ratio of 13.1% as of December 31, 2022. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.1% and 14.2%, respectively, at December 31, 2022.

The Company’s Board of Directors approved a quarterly dividend of $0.25 per common share, payable on March 31, 2023 to shareholders of record as of March 15, 2023, an increase of $0.01, or 4%, compared to the fourth quarter 2022. The Board of Directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) December 15, 2022 to (but excluding) March 15, 2023. The dividend will be payable on March 15, 2023 to shareholders of record on February 28, 2023.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	December 31, 2022			September 30, 2022			December 31, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$9,423,984	$139,432	5.87%	$9,230,738	$118,642	5.10%	$9,030,982	$98,412	4.32%
Securities[2]	2,204,211	16,191	2.91	2,202,255	14,717	2.65	1,753,159	10,146	2.30
Interest-earning deposits	367,100	3,097	3.35	765,258	4,190	2.17	1,589,008	590	0.15
Total interest-earning assets	11,995,295	158,720	5.25	12,198,251	137,549	4.47	12,373,149	109,148	3.50

Noninterest-earning assets	991,273			959,870			894,044

Total assets	$12,986,568			$13,158,121			$13,267,193

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,242,268	$4,136	0.73%	$2,200,619	$1,707	0.31%	$2,383,059	$491	0.08%
Money market accounts	2,696,417	9,509	1.40	2,791,822	6,067	0.86	2,853,655	1,412	0.20
Savings accounts	775,488	100	0.05	828,747	69	0.03	776,695	64	0.03
Certificates of deposit	524,938	1,017	0.77	554,987	844	0.60	616,347	831	0.53
Total interest-bearing deposits	6,239,111	14,762	0.94	6,376,175	8,687	0.54	6,629,756	2,798	0.17
Subordinated debentures and notes	155,359	2,376	6.07	155,225	2,313	5.91	171,453	2,439	5.64
FHLB advances	8,864	104	4.65	25,543	103	1.60	50,000	199	1.58
Securities sold under agreements to repurchase	182,362	282	0.61	198,027	123	0.25	246,525	60	0.10
Other borrowings	26,993	378	5.56	19,984	179	3.55	24,270	85	1.39
Total interest-bearing liabilities	6,612,689	17,902	1.07	6,774,954	11,405	0.67	7,122,004	5,581	0.31

Noninterest-bearing liabilities:
Demand deposits	4,763,503			4,778,720			4,537,247
Other liabilities	119,784			109,943			112,546
Total liabilities	11,495,976			11,663,617			11,771,797
Shareholders' equity	1,490,592			1,494,504			1,495,396
Total liabilities and shareholders' equity	$12,986,568			$13,158,121			$13,267,193

Total net interest income		$140,818			$126,144			$103,567
Net interest margin			4.66%			4.10%			3.32%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $3.7 million, $3.6 million, and $6.3 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $2.0 million, $1.9 million, and $1.5 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

Net interest income for the fourth quarter was $138.8 million, an increase of $14.5 million from the linked quarter and an increase of $36.8 million from the prior year period. Interest income increased during the quarter due to an increase in certain market interest rates combined with organic loan growth, driving the 11.7% increase in net interest income over the linked quarter. The effective federal funds rate for the fourth quarter 2022 was 3.65%, an increase of 145 basis points, compared to the linked quarter, and a 357 basis point increase over the prior year quarter. Average total loans increased $193.2 million, or 8.3% on an annualized basis, from the linked quarter. The increase in loan interest income was partially offset by higher interest expense on the deposit portfolio, which also reflects an increase in interest rates.

The earning asset yield was 5.25% in the fourth quarter 2022, an increase of 78 basis points compared to the linked quarter. The average loan yield was 5.87% in the fourth quarter 2022, an increase of 77 basis points from the linked quarter. The average loan yield increased due to the repricing of variable-rate loans and the origination of new loans at an average rate of 6.64%. Approximately 17% of the variable-rate loan portfolio reprices on the first day of each quarter and thus, interest income in the period did not benefit from the current quarter’s rate movement. These loans will reset early in the first quarter of 2023.

The average investment yield was 2.91%, an increase of 26 basis points from the linked quarter, while the average investment balance remained relatively stable. The investment yield increased due to the purchase of new investments at higher yields. Investments purchased in the fourth quarter 2022 had a tax equivalent average yield of 5.14%. The yield on interest earning cash deposits was 3.35%, an increase of 118 basis points from the linked quarter, while the average balance declined $398.2 million from the linked quarter to $367.1 million in the fourth quarter 2022.

The interest-bearing liability yield was 1.07% in the fourth quarter 2022, an increase of 40 basis points compared to the linked quarter. The average cost of interest-bearing deposits was 0.94% in the fourth quarter 2022, an increase of 40 basis points over the linked quarter. The increase was primarily due to higher rates paid on money market accounts, which increased 54 basis points to 1.40% in the fourth quarter 2022, and interest bearing demand deposits that increased 42 basis points to 0.73% in the current quarter. The total cost of deposits, including noninterest-bearing demand accounts, was 53 basis points during the fourth quarter 2022.

NIM, on a tax equivalent basis, was 4.66% in the fourth quarter 2022, an increase of 56 basis points from the linked quarter and an increase of 134 basis points from the prior year quarter, as changing interest rates had a greater impact on assets with variable interest rates than on deposit costs. The pace of deposit rate increases has continued to lag the increase in loan rates, resulting in a positive impact on our NIM.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
C&I	$1,904,654	$1,780,677	$1,641,740	$1,438,607	$1,478,689
CRE investor owned	2,176,424	2,106,458	1,977,806	1,982,645	1,955,087
CRE owner occupied	1,174,094	1,133,467	1,118,895	1,138,106	1,112,463
SBA loans*	1,312,378	1,269,065	1,284,279	1,249,929	1,241,449
Sponsor finance*	635,061	650,102	647,180	641,476	508,469
Life insurance premium finance*	817,115	779,606	748,376	695,640	653,028
Tax credits*	559,605	507,681	550,662	518,020	486,881
SBA PPP loans	7,272	13,165	49,175	134,084	271,958
Residential real estate	379,924	381,634	391,867	410,173	430,985
Construction and land development	534,753	513,452	626,577	610,830	625,526
Other	235,858	219,680	232,619	236,563	253,107
Total loans	$9,737,138	$9,354,987	$9,269,176	$9,056,073	$9,017,642

Total loan yield	5.87%	5.10%	4.51%	4.34%	4.32%
Variable interest rate loans to total loans	63%	63%	64%	63%	63%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
*Specialty loan category

Loans totaled $9.7 billion at December 31, 2022, increasing $382.2 million, compared to the linked quarter. Excluding PPP loans, loans grew $388.0 million, or 16.5% on an annualized basis, from the linked quarter. The increase was driven primarily by C&I and CRE loans with an increase of $124.0 million and $110.6 million, respectively. The specialty lending areas also increased, specifically in tax credits, SBA, and life insurance premium finance, partially offset by a small decline in sponsor finance. Average line utilization was approximately 41% for the quarter ended December 31, 2022, compared to 43% and 40% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Nonperforming loans*	$9,981	$18,184	$19,560	$21,160	$28,024
Other real estate	269	269	955	1,459	3,493
Nonperforming assets*	$10,250	$18,453	$20,515	$22,619	$31,517

Nonperforming loans to total loans	0.10%	0.19%	0.21%	0.23%	0.31%
Nonperforming assets to total assets	0.08%	0.14%	0.16%	0.17%	0.23%
Allowance for credit losses to loans	1.41%	1.50%	1.52%	1.54%	1.61%
Net charge-offs (recoveries)	$2,075	$478	$(175)	$1,521	$3,263

*Guaranteed balances excluded	$6,708	$6,532	$6,063	$3,954	$6,481

Nonperforming assets declined $8.2 million during the fourth quarter 2022 and $21.3 million from the prior year quarter. Net charge-offs to average loans were nine basis points in the fourth quarter 2022, compared to two basis points in the linked quarter and 14 basis points in the prior year quarter. The Company recorded a provision for credit losses of $2.1 million in the fourth quarter 2022, compared to a provision for credit losses of $0.7 million in the linked quarter and a provision benefit of $3.7 million in the prior year quarter when economic forecasts were improving. The provision for credit losses in the fourth quarter primarily relates to growth in loans and unfunded commitments and a modest deterioration of economic forecasts, partially offset by an overall improvement in credit quality.

The allowance for credit losses to loans was 1.41% at December 31, 2022, a decrease of nine basis points from the linked quarter. The decline in nonperforming loans and a related decrease in specific loan reserves, along with a shift in the composition of the loan portfolio to categories with lower reserve levels, drove the decline in the ratio of allowance for credit losses to loans. This decline was partially offset by a modest decline in economic forecasts. Loan growth in the quarter was primarily in commercial real estate and C&I loans that generally have a lower reserve level. The ratio of allowance for credit losses to nonperforming loans increased in the current quarter as nonperforming loans declined $8.2 million and $18.0 million from the linked and prior year quarter, respectively.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Noninterest-bearing demand accounts	$4,642,732	$4,642,539	$4,746,478	$4,881,043	$4,578,436
Interest-bearing demand accounts	2,256,295	2,270,898	2,197,957	2,547,482	2,465,884
Money market and savings accounts	3,399,415	3,617,249	3,562,982	3,678,135	3,691,186
Brokered certificates of deposit	118,968	129,039	129,064	129,017	128,970
Other certificates of deposit	411,740	397,869	456,137	468,458	479,323
Total deposit portfolio	$10,829,150	$11,057,594	$11,092,618	$11,704,135	$11,343,799

Noninterest-bearing deposits to total deposits	42.9%	42.0%	42.8%	41.7%	40.4%
Total cost of deposits	0.53%	0.31%	0.13%	0.10%	0.10%

Total deposits at December 31, 2022 were $10.8 billion, a decrease of $228.4 million from September 30, 2022, and a decrease of $514.6 million from December 31, 2021. Deposits declined from the end of the prior year due primarily to the managed run-off of certain interest-rate sensitive, large balance accounts and reflects a shift in the deposit mix aligned with the Company’s disciplined focus on relationship-based, lower-cost deposits. These customers were single service customers and were not part of broader banking relationships.

Noninterest Income and Expense
The following tables present a comparative summary of the major components of noninterest income, other income, and noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	Increase (decrease)		December 31, 2021	Increase (decrease)
Deposit service charges	4,463	4,951	$(488)	(10)%	$3,962	$501	13%
Wealth management revenue	2,423	2,432	(9)	—%	2,687	(264)	(10)%
Card services revenue	2,345	2,652	(307)	(12)%	3,223	(878)	(27)%
Tax credit income (loss)	2,389	(3,625)	6,014	166%	4,374	(1,985)	(45)%
Other income	5,253	3,044	2,209	73%	8,384	(3,131)	(37)%
Total noninterest income	$16,873	$9,454	$7,419	78%	$22,630	$(5,757)	(25)%

Total noninterest income for the fourth quarter 2022 was $16.9 million, an increase of $7.4 million from the linked quarter and a decrease of $5.8 million from the prior year quarter. The increase from the linked quarter was primarily due to an increase in tax credit income and fees earned on community development investments (included in Other income). Tax credit income in the current quarter was higher as market interest rates did not negatively impact tax credits held at fair value and tax credit sales reflected seasonal activity. Conversely, an increase in certain interest rates in the third quarter 2022 increased the discount rate used in the fair value of these projects, resulting in a lower fair value. The decrease in noninterest income from the prior year quarter was primarily due to lower fees from community development investments, lower tax credit income, and lower card services revenue. The Durbin Amendment limits the amount of interchange income the Company can earn on debit card transactions. This limitation went into effect for the Company in the third quarter 2022 and reduced card services revenue.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	Increase (decrease)		December 31, 2021	Increase (decrease)
BOLI	$773	$769	$4	1%	$746	$27	4%
Community development investments	2,775	170	2,605	1,532%	4,966	(2,191)	(44)%
Mortgage banking	—	45	(45)	(100)%	507	(507)	(100)%
Private equity fund distribution	433	64	369	577%	573	(140)	(24)%
Servicing fees	181	655	(474)	(72)%	269	(88)	(33)%
Swap fees	189	166	23	14%	108	81	75%
Miscellaneous income	902	1,175	(273)	(23)%	1,215	(313)	(26)%
Total other income	$5,253	$3,044	$2,209	73%	$8,384	$(3,131)	(37)%

Community development and private equity distributions included in other income are not consistent sources of income and fluctuate based on distributions from the underlying funds. Servicing fee income is primarily earned from servicing SBA loans and may fluctuate based on prepayment experience and changes to the discount rate used in the valuation of the servicing rights. Mortgage banking revenue has declined since the prior year quarter due to higher interest rates, which have reduced sales volume.

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2022	September 30, 2022	Increase (decrease)		December 31, 2021	Increase (decrease)
Employee compensation and benefits	$38,175	$36,999	$1,176	3%	$33,488	$4,687	14%
Occupancy	4,248	4,497	(249)	(6)%	4,510	(262)	(6)%
Deposit costs	13,256	7,661	5,595	73%	4,745	8,511	179%
Merger-related expenses	—	—	—	—%	2,320	(2,320)	(100)%
Other expense	21,470	19,686	1,784	9%	18,631	2,839	15%
Total noninterest expense	$77,149	$68,843	$8,306	12%	$63,694	$13,455	21%

Noninterest expense was $77.1 million for the fourth quarter 2022, compared to $68.8 million for the linked quarter, and $63.7 million for the prior year quarter. Employee compensation and benefits increased $1.2 million from the linked quarter primarily due to higher performance-based incentive accruals, resulting from fourth quarter growth and continued overall improvement in the Company’s financial performance. Deposit costs increased $5.6 million and $8.5 million from the linked and prior year quarters, respectively, primarily due to variable deposit costs in certain of the Company’s specialized deposit businesses that are impacted by higher interest rates, as well as increasing average balances. The increase in noninterest expense of $13.5 million from the prior year quarter was primarily due to an $8.5 million increase in deposit costs that are higher due to growth in specialized deposits and the increase in market interest rates; a $4.7 million increase in employee compensation from merit increases throughout 2021 and 2022 and growth in the associate base; and generally higher operating expenses due to an expanded business platform (e.g. first full year for First Choice). These increases were partially offset by a reduction of $2.3 million in merger costs from the First Choice acquisition recognized in the prior year quarter.

For the fourth quarter 2022, the Company’s efficiency ratio was 49.6%, compared to 51.5% and 51.1% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio3 was 48.1% for the quarter ended December 31, 2022, compared to 49.8% for the linked quarter and 47.5% for the prior year quarter.
3 Core efficiency ratio is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 22% for both the quarter ended December 31, 2022 and September 30, 2022, compared to 21% for the prior year quarter.

Capital
The following table presents total equity and various EFSC capital ratios for the most recent five quarters:

	Quarter ended
Percent	December 31, 2022*	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Shareholders’ equity	$1,522,263	$1,446,218	$1,447,412	$1,473,177	$1,529,116
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.2%	14.4%	14.7%
Tier 1 capital to risk weighted assets	12.6%	12.6%	12.5%	12.7%	13.0%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.0%	10.9%	11.0%	11.3%
Tangible common equity to tangible assets	8.4%	7.9%	7.8%	7.6%	8.1%
Leverage ratio	10.9%	10.4%	9.8%	9.6%	9.7%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.5 billion at December 31, 2022, an increase of $76.0 million from the linked quarter. The increase from the linked quarter was primarily due to the current quarter’s net income of $60.0 million and a $22.9 million increase in accumulated other comprehensive income. The increase in accumulated other comprehensive income was due to a net fair value increase in the Company’s fixed-rate, available-for-sale investment portfolio from changes in market interest rates during the period, partially offsetting the unrealized losses recognized earlier in 2022. Offsetting these increases were $9.9 million in common and preferred dividends. The Company’s tangible common book value per share increased 7.7% in the current quarter to $28.67 at December 31, 2022, compared to $26.62 and $28.28 in the linked and prior year quarters, respectively. The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, financial metrics adjusted for PPP impact, core efficiency ratio, the tangible common equity ratio, and tangible book value per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, financial metrics adjusted for PPP impact, core efficiency ratio, the tangible common equity ratio, and tangible book value per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, January 24, 2023. During the call, management will review the fourth quarter 2022 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-550-5279 (Conference ID #7004515). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit https://bit.ly/EFSC4Q2022 to register. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.1 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the First Choice acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “opportunity,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the continuing COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Year ended
(in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
EARNINGS SUMMARY
Net interest income	$138,835	$124,290	$109,613	$101,165	$102,060	$473,903	$360,194
Provision (benefit) for credit losses	2,123	676	658	(4,068)	(3,660)	(611)	13,385
Noninterest income	16,873	9,454	14,194	18,641	22,630	59,162	67,743
Noninterest expense	77,149	68,843	65,424	62,800	63,694	274,216	245,919
Income before income tax expense	76,436	64,225	57,725	61,074	64,656	259,460	168,633
Income tax expense	16,435	14,025	12,576	13,381	13,845	56,417	35,578
Net income	60,001	50,200	45,149	47,693	50,811	203,043	133,055
Preferred stock dividends	937	937	938	1,229	—	$4,041	$—
Net income available to common shareholders	$59,064	$49,263	$44,211	$46,464	$50,811	$199,002	$133,055

Diluted earnings per common share	$1.58	$1.32	$1.19	$1.23	$1.33	$5.31	$3.86
Return on average assets	1.83%	1.51%	1.34%	1.42%	1.52%	1.52%	1.16%
Return on average common equity	16.52%	13.74%	12.65%	12.87%	13.81%	13.95%	10.49%
ROATCE[1]	22.62%	18.82%	17.44%	17.49%	18.81%	19.10%	14.18%
Net interest margin (tax equivalent)	4.66%	4.10%	3.55%	3.28%	3.32%	3.89%	3.41%
Efficiency ratio	49.55%	51.47%	52.84%	52.42%	51.08%	51.44%	57.47%
Core efficiency ratio[1]	48.10%	49.81%	51.11%	50.58%	47.45%	49.79%	49.47%

Loans	$9,737,138	$9,354,987	$9,269,176	$9,056,073	$9,017,642
Average loans	$9,423,984	$9,230,738	$9,109,131	$9,005,875	$9,030,982	$9,193,682	$8,055,873
Assets	$13,054,172	$12,994,787	$13,084,506	$13,706,769	$13,537,358
Average assets	$12,986,568	$13,158,121	$13,528,474	$13,614,003	$13,267,193	$13,319,624	$11,467,310
Deposits	$10,829,150	$11,057,594	$11,092,618	$11,704,135	$11,343,799
Average deposits	$11,002,614	$11,154,895	$11,530,432	$11,494,212	$11,167,003	$11,293,806	$9,573,056
Period end common shares outstanding	37,253	37,223	37,206	37,516	37,820
Dividends per common share	$0.24	$0.23	$0.22	$0.21	$0.20	$0.90	$0.75
Tangible book value per common share[1]	$28.67	$26.62	$26.63	$27.06	$28.28
Tangible common equity to tangible assets[1]	8.43%	7.86%	7.80%	7.62%	8.13%
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.2%	14.4%	14.7%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Year ended
($ in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$156,737	$135,695	$116,069	$106,581	$107,641	$515,082	$383,230
Interest expense	17,902	11,405	6,456	5,416	5,581	41,179	23,036
Net interest income	138,835	124,290	109,613	101,165	102,060	473,903	360,194
Provision (benefit) for credit losses	2,123	676	658	(4,068)	(3,660)	(611)	13,385
Net interest income after provision (benefit) for credit losses	136,712	123,614	108,955	105,233	105,720	474,514	346,809

NONINTEREST INCOME
Deposit service charges	4,463	4,951	4,749	4,163	3,962	18,326	15,428
Wealth management revenue	2,423	2,432	2,533	2,622	2,687	10,010	10,259
Card services revenue	2,345	2,652	3,514	3,040	3,223	11,551	11,880
Tax credit income (loss)	2,389	(3,625)	1,186	2,608	4,374	2,558	8,028
Other income	5,253	3,044	2,212	6,208	8,384	16,717	22,148
Total noninterest income	16,873	9,454	14,194	18,641	22,630	59,162	67,743

NONINTEREST EXPENSE
Employee compensation and benefits	38,175	36,999	36,028	35,827	33,488	147,029	124,904
Occupancy	4,248	4,497	4,309	4,586	4,510	17,640	16,286
Branch closure expenses	—	—	—	—	—	—	3,441
Merger-related expenses	—	—	—	—	2,320	—	22,082
Other expense	34,726	27,347	25,087	22,387	23,376	109,547	79,206
Total noninterest expense	77,149	68,843	65,424	62,800	63,694	274,216	245,919

Income before income tax expense	76,436	64,225	57,725	61,074	64,656	259,460	168,633
Income tax expense	16,435	14,025	12,576	13,381	13,845	56,417	35,578
Net income	$60,001	$50,200	$45,149	$47,693	$50,811	$203,043	$133,055
Preferred stock dividends	937	937	938	1,229	—	4,041	—
Net income available to common shareholders	$59,064	$49,263	$44,211	$46,464	$50,811	$199,002	$133,055

Basic earnings per common share	$1.59	$1.32	$1.19	$1.23	$1.33	$5.32	$3.86
Diluted earnings per common share	$1.58	$1.32	$1.19	$1.23	$1.33	$5.31	$3.86

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
BALANCE SHEETS

ASSETS
Cash and due from banks	$229,580	$264,078	$271,763	$252,706	$209,177
Interest-earning deposits	69,808	489,825	680,343	1,735,708	1,819,508
Debt and equity investments	2,309,512	2,171,942	2,172,318	1,993,927	1,855,583
Loans held for sale	1,228	785	4,615	4,270	6,389

Loans	9,737,138	9,354,987	9,269,176	9,056,073	9,017,642
Allowance for credit losses	(136,932)	(140,572)	(140,546)	(139,212)	(145,041)
Total loans, net	9,600,206	9,214,415	9,128,630	8,916,861	8,872,601

Fixed assets, net	42,985	43,882	46,028	46,900	47,915
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	16,919	18,217	19,528	20,855	22,286
Other assets	418,770	426,479	396,117	370,378	338,735
Total assets	$13,054,172	$12,994,787	$13,084,506	$13,706,769	$13,537,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,642,732	$4,642,539	$4,746,478	$4,881,043	$4,578,436
Interest-bearing deposits	6,186,418	6,415,055	6,346,140	6,823,092	6,765,363
Total deposits	10,829,150	11,057,594	11,092,618	11,704,135	11,343,799
Subordinated debentures and notes	155,433	155,298	155,164	155,031	154,899
FHLB advances	100,000	—	50,000	50,000	50,000
Other borrowings	324,119	197,422	226,695	228,846	353,863
Other liabilities	123,207	138,255	112,617	95,580	105,681
Total liabilities	11,531,909	11,548,569	11,637,094	12,233,592	12,008,242
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	373	372	372	395	398
Treasury stock	—	—	—	(73,528)	(73,528)
Additional paid-in capital	982,660	979,543	976,684	1,010,446	1,018,799
Retained earnings	597,574	547,506	506,849	523,136	492,682
Accumulated other comprehensive (loss) income	(130,332)	(153,191)	(108,481)	(59,260)	18,777
Total shareholders’ equity	1,522,263	1,446,218	1,447,412	1,473,177	1,529,116
Total liabilities and shareholders’ equity	$13,054,172	$12,994,787	$13,084,506	$13,706,769	$13,537,358

	Year ended
	December 31, 2022			December 31, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$9,193,682	$456,703	4.97%	$8,055,873	$349,112	4.33%
Securities[2]	2,100,687	54,822	2.61	1,567,993	37,773	2.41
Interest-earning deposits	1,074,165	10,599	0.99	1,084,853	1,496	0.14
Total interest-earning assets	12,368,534	522,124	4.22	10,708,719	388,381	3.63

Noninterest-earning assets	951,090			758,591

Total assets	$13,319,624			$11,467,310

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$2,318,363	$7,038	0.30%	$2,122,752	$1,614	0.08%
Money market accounts	2,781,579	19,306	0.69	2,557,836	4,669	0.18
Savings accounts	819,043	305	0.04	724,768	225	0.03
Certificates of deposit	569,272	3,509	0.62	570,496	4,160	0.73
Total interest-bearing deposits	6,488,257	30,158	0.46	5,975,852	10,668	0.18
Subordinated debentures and notes	155,160	9,166	5.91	195,686	10,960	5.60
FHLB advances	33,467	599	1.79	59,945	803	1.34
Securities sold under agreements to repurchase	211,039	487	0.23	225,895	235	0.10
Other borrowings	22,812	769	3.37	26,427	370	1.40
Total interest-bearing liabilities	6,910,735	41,179	0.60	6,483,805	23,036	0.36

Noninterest-bearing liabilities:
Demand deposits	4,805,549			3,597,204
Other liabilities	104,581			109,148
Total liabilities	11,820,865			10,190,157
Shareholders' equity	1,498,759			1,277,153
Total liabilities and shareholders' equity	$13,319,624			$11,467,310

Total net interest income		$480,945			$365,345
Net interest margin			3.89%			3.41%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $16.7 million and $28.4 million for the years ended December 31, 2022 and December 31, 2021, respectively. Loan fees in 2022 and 2021 included PPP fees of $4.1 million and $21.7 million, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a 25.2% tax rate. The tax-equivalent adjustments were $7.0 million and $5.1 million for the years ended December 31, 2022 and December 31, 2021, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
LOAN PORTFOLIO
Commercial and industrial	$3,859,882	$3,709,893	$3,596,701	$3,398,723	$3,392,375
Commercial real estate	4,628,371	4,438,647	4,294,375	4,278,138	4,176,928
Construction real estate	611,565	583,649	724,163	702,630	734,073
Residential real estate	395,537	397,450	413,727	432,639	454,052
Other	241,783	225,348	240,210	243,943	260,214
Total loans	$9,737,138	$9,354,987	$9,269,176	$9,056,073	$9,017,642

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,642,732	$4,642,539	$4,746,478	$4,881,043	$4,578,436
Interest-bearing demand accounts	2,256,295	2,270,898	2,197,957	2,547,482	2,465,884
Money market and savings accounts	3,399,415	3,617,249	3,562,982	3,678,135	3,691,186
Brokered certificates of deposit	118,968	129,039	129,064	129,017	128,970
Other certificates of deposit	411,740	397,869	456,137	468,458	479,323
Total deposits	$10,829,150	$11,057,594	$11,092,618	$11,704,135	$11,343,799

AVERAGE BALANCES
Loans	$9,423,984	$9,230,738	$9,109,131	$9,005,875	$9,030,982
Securities	2,204,211	2,202,255	2,068,119	1,923,969	1,753,159
Interest-earning assets	11,995,295	12,198,251	12,579,211	12,711,116	12,373,149
Assets	12,986,568	13,158,121	13,528,474	13,614,003	13,267,193
Deposits	11,002,614	11,154,895	11,530,432	11,494,212	11,167,003
Shareholders’ equity	1,490,592	1,494,504	1,474,267	1,536,221	1,495,396
Tangible common equity[1]	1,035,896	1,038,495	1,016,940	1,077,529	1,071,902

YIELDS (tax equivalent)
Loans	5.87%	5.10%	4.51%	4.34%	4.32%
Securities	2.91	2.65	2.51	2.31	2.30
Interest-earning assets	5.25	4.47	3.76	3.45	3.50
Interest-bearing deposits	0.94	0.54	0.24	0.17	0.17
Deposits	0.53	0.31	0.13	0.10	0.10
Subordinated debentures	6.07	5.91	5.84	5.81	5.64
FHLB advances and other borrowed funds	1.39	0.66	0.51	0.41	0.43
Interest-bearing liabilities	1.07	0.67	0.37	0.30	0.31
Net interest margin	4.66	4.10	3.55	3.28	3.32
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

PPP details:

	Quarter ended
($ in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
PPP loans outstanding, net of deferred fees	$7,272	$13,165	$49,175	$134,084	$271,958
Average PPP loans outstanding, net	11,546	26,113	89,152	194,382	365,295
PPP interest and fee income recognized	81	471	1,557	2,858	4,864
PPP deferred fees remaining	82	119	524	1,851	4,215
PPP average yield	2.78%	7.16%	7.01%	5.96%	5.28%

	Quarter ended
	Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.32	$1.31	$1.19	$1.15	$1.23	$1.17	$1.33	$1.23
ROAA	1.51%	1.51%	1.34%	1.31%	1.42%	1.38%	1.52%	1.45%
PPNR ROAA*	1.96%	1.95%	1.73%	1.70%	1.70%	1.64%	1.89%	1.80%
Tangible common equity/tangible assets*	7.86%	7.86%	7.80%	7.83%	7.62%	7.70%	8.13%	8.31%
Leverage ratio	10.4%	10.4%	9.8%	9.8%	9.6%	9.7%	9.7%	10.0%
NIM	4.10%	4.10%	3.55%	3.52%	3.28%	3.23%	3.32%	3.26%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.
Table only includes periods where PPP impacted reported results. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
ASSET QUALITY
Net charge-offs (recoveries)	$2,075	$478	$(175)	$1,521	$3,263
Nonperforming loans	9,981	18,184	19,560	21,160	28,024
Classified assets	99,122	98,078	96,801	93,199	100,797
Nonperforming loans to total loans	0.10%	0.19%	0.21%	0.23%	0.31%
Nonperforming assets to total assets	0.08%	0.14%	0.16%	0.17%	0.23%
Allowance for credit losses to loans	1.41%	1.50%	1.52%	1.54%	1.61%
Allowance for credit losses to loans, excluding guaranteed loans	1.56%	1.67%	1.69%	1.73%	1.84%
Allowance for credit losses to nonperforming loans	1,371.9%	773.1%	718.5%	657.9%	517.6%
Net charge-offs (recoveries) to average loans -annualized	0.09%	0.02%	(0.01)%	0.07%	0.14%

WEALTH MANAGEMENT
Trust assets under management	$1,885,394	$1,691,230	$1,757,228	$1,943,428	$2,083,543

SHARE DATA
Book value per common share	$38.93	$36.92	$36.97	$37.35	$38.53
Tangible book value per common share[1]	$28.67	$26.62	$26.63	$27.06	$28.28
Market value per share	$48.96	$44.04	$41.50	$47.31	$47.09
Period end common shares outstanding	37,253	37,223	37,206	37,516	37,820
Average basic common shares	37,257	37,241	37,243	37,788	38,228
Average diluted common shares	37,415	37,348	37,282	37,858	38,311

CAPITAL[2]
Total risk-based capital to risk-weighted assets	14.2%	14.2%	14.2%	14.4%	14.7%
Tier 1 capital to risk-weighted assets	12.6%	12.6%	12.5%	12.7%	13.0%
Common equity tier 1 capital to risk-weighted assets	11.1%	11.0%	10.9%	11.0%	11.3%
Tangible common equity to tangible assets[1]	8.4%	7.9%	7.8%	7.6%	8.1%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Year ended
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
CORE EFFICIENCY RATIO*
Net interest income (GAAP)	$138,835	$124,290	$109,613	$101,165	$102,060	$473,903	$360,194
Tax equivalent adjustment	1,983	1,854	1,699	1,506	1,507	7,042	5,151
Net interest income - FTE (non-GAAP)	140,818	126,144	111,312	102,671	103,567	480,945	365,345
Noninterest income	16,873	9,454	14,194	18,641	22,630	59,162	67,743
Less gain (loss) on sale of other real estate owned	—	(22)	(90)	19	—	(93)	884
Total core revenue (non-GAAP)	157,691	135,576	125,416	121,331	126,197	540,014	433,972

Noninterest expense (GAAP)	77,149	68,843	65,424	62,800	63,694	274,216	245,919
Less amortization of intangibles	1,299	1,310	1,328	1,430	1,491	5,367	5,691
Less branch closure expenses	—	—	—	—	—	—	3,441
Less merger-related expenses	—	—	—	—	2,320	—	22,082
Core noninterest expense (non-GAAP)	75,850	67,533	64,096	61,370	59,883	268,849	214,705

Core efficiency ratio (non-GAAP)	48.10%	49.81%	51.11%	50.58%	47.45%	49.79%	49.47%

*In the fourth quarter 2022, the core efficiency calculation was modified to include tax equivalent income and exclude amortization of intangibles. The prior period calculations have been adjusted to conform to the current period presentation.

	Quarter ended
($ in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity	$1,522,263	$1,446,218	$1,447,412	$1,473,177	$1,529,116
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	16,919	18,217	19,528	20,855	22,286
Tangible common equity	$1,068,192	$990,849	$990,732	$1,015,170	$1,069,678

Period end shares outstanding	37,253	37,223	37,206	37,516	37,820
Tangible book value per share	$28.67	$26.62	$26.63	$27.06	$28.28

Total assets	$13,054,172	$12,994,787	$13,084,506	$13,706,769	$13,537,358
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	16,919	18,217	19,528	20,855	22,286
Tangible assets	$12,672,089	$12,611,406	$12,699,814	$13,320,750	$13,149,908

Tangible common equity to tangible assets	8.43%	7.86%	7.80%	7.62%	8.13%

	Quarter Ended					Year ended
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE)
Average shareholder’s equity	$1,490,592	$1,494,504	$1,474,267	$1,536,221	$1,495,396	$1,498,759	$1,277,153
Less average preferred stock	71,988	71,988	71,988	71,988	35,322	71,988	8,903
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	307,614
Less average intangible assets	17,544	18,857	20,175	21,540	23,008	19,516	22,460
Average tangible common equity	$1,035,896	$1,038,495	$1,016,940	$1,077,529	$1,071,902	$1,042,091	$938,176

Net income available to common shareholders	$59,064	$49,263	$44,211	$46,464	$50,811	$199,002	$133,055
ROATCE	22.62%	18.82%	17.44%	17.49%	18.81%	19.10%	14.18%

	Quarter ended					Year ended
($ in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$138,835	$124,290	$109,613	$101,165	$102,060	$473,903	$360,194
Noninterest income	16,873	9,454	14,194	18,641	22,630	59,162	67,743
Less noninterest expense	77,149	68,843	65,424	62,800	63,694	274,216	245,919
Branch closure expenses	—	—	—	—	—	—	3,441
Merger-related expenses	—	—	—		2,320	—	22,082
PPNR	$78,559	$64,901	$58,383	$57,006	$63,316	$258,849	$207,541

Average assets	$12,986,568	$13,158,121	$13,528,474	$13,614,003	$13,267,193	$13,319,624	$11,467,310
ROAA - GAAP net income	1.83%	1.51%	1.34%	1.42%	1.52%	1.52%	1.16%
PPNR ROAA	2.40%	1.96%	1.73%	1.70%	1.89%	1.94%	1.81%

	Quarter Ended
($ in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
IMPACT OF PAYCHECK PROTECTION PROGRAM*
Net income (GAAP)	$50,200	$45,149	$47,693	$50,811
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)
Related tax effect	119	392	720	1,226
Adjusted net income (non-GAAP)	$49,848	$43,984	$45,555	$47,173
Preferred stock dividends	937	938	1,229	—
Adjusted net income available to common shareholders (non-GAAP)	$48,911	$43,046	$44,326	$47,173

Average diluted common shares	37,348	37,282	37,858	38,311
EPS (GAAP) net income available to common shareholders	$1.32	$1.19	$1.23	$1.33
EPS - Adjusted net income available to common shareholders	$1.31	$1.15	$1.17	$1.23

Average Assets (GAAP)	$13,158,121	$13,528,474	$13,614,003	$13,267,193
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)
Adjusted average assets (non-GAAP)	$13,132,008	$13,439,322	$13,419,621	$12,901,898

ROAA (GAAP) net income	1.51%	1.34%	1.42%	1.52%
ROAA - Adjusted net income, adjusted average assets	1.51%	1.31%	1.38%	1.45%

PPNR (non-GAAP) (see reconciliation above)	$64,901	$58,383	$57,006	$63,316
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)
Adjusted PPNR (non-GAAP)	$64,430	$56,826	$54,148	$58,452

PPNR ROAA	1.96%	1.73%	1.70%	1.89%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.95%	1.70%	1.64%	1.80%

Tangible assets (non-GAAP) (see reconciliation above)	$12,611,406	$12,699,814	$13,320,750	$13,149,908
PPP loans outstanding, net	(13,165)	(49,175)	(134,084)	(271,958)
Adjusted tangible assets (non-GAAP)	$12,598,241	$12,650,639	$13,186,666	$12,877,950

Tangible common equity (non-GAAP) (see reconciliation above)	$990,849	$990,732	$1,015,170	$1,069,678
Tangible common equity to tangible assets	7.86%	7.80%	7.62%	8.13%
Tangible common equity to tangible assets - adjusted tangible assets	7.86%	7.83%	7.70%	8.31%

Average assets for leverage ratio	$12,918,632	$13,265,790	$13,273,520	$12,915,944
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)
Adjusted average assets for leverage ratio (non-GAAP)	$12,892,519	$13,176,638	$13,079,138	$12,550,649

Tier 1 capital	$1,340,252	$1,295,791	$1,271,342	$1,257,462
Leverage ratio	10.4%	9.8%	9.6%	9.7%
Leverage ratio - adjusted average assets for leverage ratio	10.4%	9.8%	9.7%	10.0%

Net interest income - tax equivalent	$126,144	$111,312	$102,671	$103,567
PPP interest and fee income	(471)	(1,557)	(2,858)	(4,864)
Adjusted net interest income - tax equivalent	$125,673	$109,755	$99,813	$98,703

Average earning assets (GAAP)	$12,198,251	$12,579,211	$12,711,116	$12,373,149
Average PPP loans, net	(26,113)	(89,152)	(194,382)	(365,295)
Adjusted average earning assets (non-GAAP)	$12,172,138	$12,490,059	$12,516,734	$12,007,854

Net interest margin - tax equivalent	4.10%	3.55%	3.28%	3.32%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	4.10%	3.52%	3.23%	3.26%

Loans (GAAP)	$9,354,987	$9,269,176	$9,056,073	$9,017,642
PPP and other guaranteed loans, net	(924,605)	(967,396)	(1,023,509)	(1,151,895)
Adjusted loans (non-GAAP)	$8,430,382	$8,301,780	$8,032,564	$7,865,747

Allowance for credit losses	$140,572	$140,546	$139,212	$145,041
Allowance for credit losses/loans (GAAP)	1.50%	1.52%	1.54%	1.61%
Allowance for credit losses/loans - adjusted loans	1.67%	1.69%	1.73%	1.84%

*Table only includes periods where PPP impacted reported results. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.